Exhibit 10.1

SETTLEMENT AGREEMENT REGARDING CONVERTIBLE DEBENTURE DATED DECEMBER 15, 2019

THIS SETTLEMENT AGREEMENT REGARDING CONVERTIBLE DEBENTURE DATED DECEMBER 15, 2019 (this "Agreement") is entered into as of June 1, 2021 by and among REGO PAYMENT ARCHITECTURES, INC., a Delaware corporation having its principal executive offices at 409 Boot Road, Downingtown, PA 19335 ("Rego"), and NEHEMIAH PARTNERS I, LP, a limited partnership organized in the State of New York and having its principal place of business located in New York, New York ("Nehemiah"). Rego and Nehemiah are referred to individually as a "Party" and collectively as the "Parties".

WHEREAS, Rego executed a Convertible Debenture dated December 15, 2019 for the benefit of Nehemiah in the original principal amount of $500,000 (the "2019 Debenture").

WHEREAS, Rego and Nehemiah intend to cancel the 2019 Debenture and confirm it is of no further force or effect and to confirm, settle and release certain other matters between them, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

1.          Recitals. The forgoing Recitals are expressly incorporated as part of this Agreement, and the Parties confirm and represent to one another that said Recitals are true and correct to the best of their knowledge, information, and belief.

2.          2019 Debenture. Rego and Nehemiah agree and acknowledge that the 2019 Debenture is void ab initio and of no force or effect. Each of Rego and Nehemiah hereby releases and forever discharges the other Party from any and all actions, causes of action, claims, damages, judgments, and demands whatsoever, that each Party has or may have against the other Party of or relating to the 2019 Debenture.

3.          Issuance of Secured Convertible Note convertible into Series C Cumulative Convertible Preferred Stock. Simultaneously with the execution of this Agreement, Rego and Nehemiah will execute that certain Securities Purchase Agreement between Rego and Nehemiah in the original principal amount of $517,000 on the terms and conditions set forth therein and deliver such Securities Purchase Agreement to Rego, along with the Accredited Investor Questionnaire. Nehemiah acknowledges that it has received and reviewed the Securities Purchase Agreement, together with the Confidential Private Offering Memorandum dated July 28, 2016 and all exhibits and schedules thereto. For the avoidance of doubt, the Securities Purchase Agreement is an exhibit to the Confidential Private Offering Memorandum.

4.          Common Stock Warrant Grant. On or about December 15, 2019, Rego issued to Nehemiah 350,000 of Rego's common stock warrant with cashless exercise price of $0.90 per warrant. Rego and Nehemiah affirm and acknowledge that this common stock warrant issuance has taken place.

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5.          Nehemiah's Option to Increase Financing.

(a)          Rego hereby grants to Nehemiah an option (the " Option") to purchase up to $8,000,000 in Rego' s Series B Preferred Stock (the "Option Stock") upon the terms and conditions set forth below. The rights and obligations of Nehemiah relating to the Option Stock shall be described in that certain Offering Memorandum for Class B Preferred Stock to be provided to Nehemiah and the Subscription Agreement relating thereto to be executed upon the exercise of an option and the payment of each purchase amount. In the event Nehemiah fails to make any of the required minimum purchases by the stated date, the Option shall automatically terminate and Nehemiah shall have no further rights to purchase additional Option Stock under the Option. The termination of the Option shall not affect the ownership of any Option Stock Nehemiah purchased prior to the termination of the Option.

(i)        Unless the Option has previously terminated, in order to prevent the Option from terminating, Nehemiah must purchase at least $200,000 in Option Stock, with receipt of funds by Rego occurring on or before July 20, 2021.

(ii)        Unless the Option has previously terminated, in order to prevent the Option from terminating, in addition to the previous purchases required under this Section 5(a), Nehemiah must purchase at least $250,000 in additional Option Stock, with receipt of funds by Rego occurring on or before August 23, 2021.

(iii)       Unless the Option has previously terminated, in order to prevent the Option from terminating, in addition to the previous purchases required under this Section 5(a), Nehemiah must purchase at least $300,000 in additional Option Stock, with receipt of funds by Rego occurring on or before October 4, 2021.

(iv)       Unless the Option has previously terminated, in order to prevent the Option from terminating, in addition to the previous purchases required under this Section 5(a), Nehemiah must purchase at least $350,000 in additional Option Stock, with receipt of funds by Rego occurring on or before November 5, 2021.

(v)       Unless the Option has previously terminated, in order to prevent the Option from terminating, in addition to the previous purchases required under this Section 5(a), Nehemiah must purchase at least $400,000 in additional Option Stock, with receipt of funds by Rego occurring on or before December 6, 2021.

(vi)      Unless the Option has previously terminated, in order to prevent the Option from terminating, in addition to the previous purchases required under this Section 5(a), Nehemiah must purchase at least $500,000 in additional Option Stock, with receipt of funds by Rego occurring on or before January 3, 2022.

(vii)       Unless the Option has previously terminated, in order to prevent the Option from terminating, in addition to the previous purchases required under this Section 5(a), on or before February 7, 2022, and continuing on or before the first Monday or every month until a total of $8,000,000 in Option Stock has been purchased under this Section 5(a), Nehemiah must purchase at least $500,000 in additional Option Stock, with receipt of funds by Rego occurring on or before each such purchase date.

(b)       In addition to the termination of the Option described elsewhere in this Agreement, the Option will automatically terminate and be of no further force or effect ten (10) days after the occurrence of any of the events described below provided that such event occurs after July 20, 2022. Nothing in this Agreement will prevent Nehemiah from purchasing additional Option Stock during the ten-day period after any such event to bring the total purchased under Section 5(a) and this Section 5(b) up to $8,000,000 in aggregate.

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(i)        Upon the Company executing an engagement letter with a "major bracket" investment banking firm.

(ii)       Upon the Company entering into a definitive agreement with the pending Norway white label deal.

(iii)      Upon the MazoolaPaySM technology becoming integrated and operational on one of any of the following websites: (1) Demandware; (2) Magento; (3) WooCommerce; (4) Shopify; (5) BigCommerce; (6) Wix; (7) Squarespace; and (8) Square Online.

(iv)      Upon the Company entering into a definitive agreement to white label the MazoolaPaySM technology with a banking institution with assets in excess of $1.5 billion, excluding Origin Bank.

6.         Successors. This Agreement shall be binding upon the Parties and each of their agents, administrators, representatives, assigns, subsidiaries, divisions, successors, predecessors, affiliates, directors, officers, employees, partners, shareholders, and investors. This Agreement may not be terminated or modified without the prior written consent of each Party.

7.         Governing Law; Dispute Resolution. This Debenture shall be governed by the laws of the State of Delaware without regard to its conflict of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.          Entire Agreement. This Agreement comprises the entire agreement between the Parties with respect to the matters referred to herein.

9.          Counterparts. This Agreement may be executed in two or more identical counterparts, both of which constitute one and the same Agreement. Facsimile or other electronically transmitted signatures to this Agreement shall be deemed to have the same force and effect as original signatures.

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IN WITNESS WHEREOF, intending to be legally bound, the Parties have executed this Agreement on the date first set forth above.

REGO PAYMENT ARCHITECTURES, INC.

By: [signature]
Scott McPherson, Chief Financial Officer

NEHEMIAH PARTNERS I, LP

By: [signature]
5020 Partners LLC General Partner

Signature Page to Settlement Agreement

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